                                 EXHIBIT L-1


              RETENTION OF FIRSTENERGY'S NON-UTILITY BUSINESSES


      The following is a description of the non-utility businesses in which FirstEnergy Corp. ("FirstEnergy") and its subsidiaries are engaged and the legal bases that support the retention of such businesses by FirstEnergy following the Merger (as defined in the U-1 Application/ Declaration):

A.    FINANCING SUBSIDIARIES

      1.    OES Capital, Incorporated

            OES Capital, Incorporated ("OES Capital") is a wholly owned subsidiary of Ohio Edison Company ("Ohio Edison"). OES Capital is a financing company for the FirstEnergy Companies (as defined in the U-1 Application/Declaration), which may borrow up to $170 million under a receivables financing arrangement expiring in 2002, with loans at rates based on certain bank and commercial paper, and is required to pay an annual fee of 0.20% of the amount of the entire finance limit. OES Capital also makes loans to customers (currently representing less than 10% of its loan portfolio) to finance certain energy efficiency projects undertaken by such customers.(1)

      2.    OES Finance, Incorporated

            OES Finance, Incorporated ("OES Finance") is a wholly owned subsidiary of Ohio Edison. OES Finance maintains deposits pledged as collateral to secure certain reimbursement obligations relating to certain letters of credit supporting Ohio Edison's obligations to lessors under certain Beaver Valley 2 sale and lease-back arrangements.(2)


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(1)      The Securities and Exchange Commission (the "Commission") has approved financing subsidiaries involved in factoring. See, e.g., Alliant Energy Corporation, Holding Co. Act Release No. 27368 (March 30, 2001) (the Commission approved new receivables financing program whereby special purpose subsidiaries would acquire receivables from operating companies and sell them to certain third parties); Central and South West Corporation, Holding Co. Act Release No. 23767 (July 19, 1985) (initial purpose of subsidiary was to purchase accounts receivable of CSW's operating companies at a discount and the finance these purchases with debt).

(2) The Commission has approved registered companies holding interests in special purpose financing subsidiaries. See, e.g., The Southern Company, Holding Co. Act Release No. 27134 (Feb. 9, 2000) (financing subsidiary to issue preferred securities or notes); Dominion Resources, Holding Co. Act Release No. 27112 (Dec. 15, 1999) (authorized financing through Dominion Capital, Inc.); Conectiv, Inc., Holding Co. Act Release No. 26833 (Feb. 26, 1998) (authorizing retention of Delmarva Power Financing I, a wholly owned trust that issued trust preferred securities and loaned the proceeds to Delmarva).

      3.    Ohio Edison Financing Trust

            Ohio Edison Financing Trust is a wholly owned subsidiary of Ohio Edison. Ohio Edison Financing Trust provides financing to Ohio Edison through the issuance of preferred securities.(3)

      4.    Centerior Funding Corporation

            Centerior Funding Corporation ("Centerior Funding") is a wholly owned subsidiary of The Cleveland Electric Illuminating Company ("Cleveland Electric"). Centerior Funding factors accounts receivable for Cleveland Electric and The Toledo Edison Company ("Toledo Edison").(4)

      5.    OES Nuclear, Incorporated

            OES Nuclear, Incorporated ("OES Nuclear") is a wholly owned subsidiary of Ohio Edison. OES Nuclear owns and leases to Ohio Edison 17.42% of the improvements, fixtures, equipment and other tangible property constituting the Perry Nuclear Power Plant located in Lake County, Ohio.(5)

      6.    FirstEnergy Securities Transfer Company

            FirstEnergy Securities Transfer Company ("FirstEnergy Transfer") is a wholly owned subsidiary of FirstEnergy. FirstEnergy Transfer acts as a transfer agent and registrar for the securities of FirstEnergy and its direct and indirect subsidiaries. It does not act as a transfer agent or registrar for nonaffiliated companies.(6)

      7.    PNBV Capital Trust

            OES Ventures, Incorporated ("OES Ventures") is a wholly owned subsidiary of Ohio Edison. OES Ventures has a 49% beneficial interest in PNBV Capital Trust ("PNBV"), a Delaware corporation, which was formed to acquire the publicly held bond indebtedness for the acquisition of lease obligation bonds relating to Ohio Edison's sale and leaseback of individual interests in Beaver Valley Nuclear Power Station Unit No. 2 and Perry Nuclear Power Plant Unit No. 1 and the resultant reduction in effective cost to Ohio Edison under those leases.(7)


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(3)      See citations at footnote 2.

(4)      See citations at footnote 1.

(5)      See citations at footnote 2.

(6) See, e.g., Central and South West Corporation, Holding Co. Act Release No. 26797 (Dec. 19, 1997) (Applicants' request for authorization to implement the Rights Plan included a request for CSW Services, "which is the transfer agent for the Common Stock," to serve as Rights Agent. As Rights Agent, CSW Services would have "practically no active duties [with respect to the transaction] unless the Rights become, if ever, exercisable, at which time it will perform or cause to be performed services similar to a stock transfer agent....").

(7)      See citations at footnote 1.


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
      8.    The Toledo Edison Capital Corporation

            Toledo Edison holds a 90% interest, together with Cleveland Electric's 10% interest, in The Toledo Edison Capital Corporation ("TECC"). TECC makes equity investments in Delaware business trusts that hold lessor debt instruments issued in connection with Cleveland Electric's and Toledo Edison's sale and leaseback of interests in the Bruce Mansfield Plant.(8)

B.    REAL ESTATE

      1.    FirstEnergy Properties, Inc.

            FirstEnergy Properties, Inc. ("FirstEnergy Properties") is a wholly owned subsidiary of FirstEnergy. FirstEnergy Properties owns non-utility land and coal rights held for sale, investment or potential development, office buildings rented to affiliated companies and third parties, and also holds the former Centerior Energy Corporation's partnership share of investments in economic development investments. In 2000, 98.1% of FirstEnergy Properties' rental income was received from intercompany rentals; the remaining 1.9% was received from third party rentals. In 2001, 92.3% of FirstEnergy Properties rental income is projected to be received from intercompany rentals; the remaining 7.7% is scheduled to be received from third party rentals. The properties are predominantly held for affiliates use. For example, FirstEnergy Properties owns the building used by FirstEnergy Solutions Corp. ("FirstEnergy Solutions") and First Energy Facilities Services Group, LLC ("FirstEnergy Facilities"). FirstEnergy Properties has one subsidiary, BSG Properties, Inc. ("BSG Properties").(9)

      2.    BSG Properties, Inc.

            BSG Properties is a wholly owned subsidiary of FirstEnergy Properties. BSG Properties owned a commercial building, which it sold, and is engaged in post-closing matters. BSG Properties owns a parcel of approximately eleven acres of vacant land which is currently for sale in Seven Hills, Ohio. The book value of the parcel if $1,692,336.(10) BSG Properties will be liquidated as soon as possible, at the latest within three years from the date of issuance of an order in this docket.

      3.    Cleveland Development Partnership I

            FirstEnergy Properties owns a 1.47% limited partnership interest in Cleveland Development Partnership I ("Cleveland Development"). Cleveland Development is a partnership created to provide a source of private sector funding for real estate development in the City of


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(8)      See citations at footnote 1.

(9) In prior orders, the Commission has approved the purchase of real estate, which is incidentally related to the operations of the registered holding company. See, e.g., Conectiv, Inc., Holding Co. Act Release No. 26832 (Feb. 25, 1998) (office building and warehouse); WPL Holdings, Inc., Holding Co. Act Release No. 26856 (April 14, 1998) (subsidiary of holding company purchases and holds real property primarily for use in public utility operations or "that may be used in the future for the development of utility related assets").

(10)     See citations at footnote 9.


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
Cleveland to continue the revitalization of neighborhoods in downtown Cleveland.(11) Investments are made in housing, commercial and recreational facilities that are necessary to create neighborhoods that are large enough to sustain the 24-hour activity that is critical to a successful, prosperous and modern downtown area of a city the size of Cleveland. Loans are made to these developers basically at a spread over U.S. treasuries to facilitate these activities. FirstEnergy Properties invests in the partnership to encourage such development as a good citizen of the Cleveland area.

      4.    Cleveland Civic Vision Housing Fund, L.L.C.

            FirstEnergy owns a 5.5% limited partnership interest in the Cleveland Civic Vision Housing Fund, L.L.C. ("Cleveland Civic"). Cleveland Civic is an investment fund serving as a source of private sector financing for real estate development in the City of Cleveland.(12) Cleveland Civic's activities are similar to the activities described for Cleveland Development above and FirstEnergy's investment has been provided for the same reasons.

      5.    McDonald Corporate Tax Credit Fund Limited Partnership

            Ohio Edison owns a 12.37% limited partnership interest in McDonald Corporate Tax Credit Fund Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986; 94% of the investment activity is in Ohio; and 6% is in Illinois.(13)

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(11)     The Commission has authorized registered holding companies to retain passive and/or de minimis interests in industrial and other nonutility enterprises located in the service territory of the registered holding company that were formed to promote local economic development by creating new job opportunities, expanding the local tax base, attracting new industries and retaining existing industries. See WPL Holdings, Inc., Holding Co. Act Release No. 26856 (April 14, 1998) (retention of 54.55% interest in company organized to promote economic development in downtown Cedar Rapids, Iowa); The Potomac Edison Company, Holding Co. Act Release No. 25312 (May 14, 1991) (for-profit, economic development corporation created to stimulate and promote growth and retain jobs).

(12)     See citations at footnote 11.

(13) As part of their tax planning strategy, the companies within the FirstEnergy system described under B. 5 through B. 19 have made investments in low-income housing and rehabilitation of old buildings. A tax credit is available for low-income housing that is constructed, rehabilitated or acquired after 1986 under Section 42 of the Internal Revenue Code of 1986. The credit may be claimed over a 10-year period in a maximum amount that depends on whether the low-income units are newly constructed, rehabilitated, or acquired and whether the cost was partially financed by federal subsidies. The Internal Revenue Service issues monthly credit rate tables that are based on the applicable federal rate. The credit is available on a per-unit basis and a single building will not be disqualified for the credit on the basis that some units do not qualify for the credit. However, a project must meet specified requirements for qualification for the credit. The investments are important for FirstEnergy's shareholders, as well as FirstEnergy's consumers, in that they reduce the tax expense of the FirstEnergy system. The term of the investments is generally 50-60 years. The investments are passive and each investment is "self-liquidating," i.e., the assets wind down as the tax credit expires. The properties that are the subject of the investments are located throughout the United States. The total investment as of June 30, 2001 was approximately $86 million. The goal is for each fund to sell the individual properties as soon as the potential financial benefits are realized. The majority of the benefits of these properties come from the tax credits which run for 10 years from the in-service date. The properties are also subject to a compliance period where they

      6.    McDonald Corporate Tax Credit Fund - 1995 Limited Partnership

            Ohio Edison owns a 9.0% limited partnership interest in McDonald Corporate Tax Credit Fund - 1995 Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under Section 42 of the Internal Revenue Code of 1986; 42% of the investment activity in Ohio; 25% is in Illinois; 5% is in Iowa; and 28% is in Texas.(14)

      7.    McDonald Ohio Tax Credit Fund - 1996 Limited Partnership

            Ohio Edison owns a 42.13% limited partnership interest in McDonald Ohio Tax Credit Fund - 1996 Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under Section 42 of the Internal Revenue Code of 1986; 91% of the investment activity is in Ohio; and 9% is in Indiana.(15)

      8.    McDonald Ohio Tax Credit Fund - 1998 Limited Partnership

            Ohio Edison owns a 30.94% limited partnership interest in McDonald Ohio Tax Credit Fund - 1998 Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986; 53% of the investment activity is in Ohio; 18% is in Illinois; and 29% is in Texas.(16)

      9.    Ohio Equity Fund For Housing Limited Partnership II

            Ohio Edison owns a 7.62% limited partnership interest in Ohio Equity Fund For Housing Limited Partnership II. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986, in Ohio.(17)


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         must remain low-income properties for 30 years, with the possibility of an early "out" after 15 years. Based on market conditions and the ability to qualify for the early out period, FirstEnergy intends to hold each of these investments for a 15-17 year period. The Commission has permitted other newly registered holding companies to retain similar passive interests in tax-credit affordable housing. See Ameren Corporation, Holding Co. Act Release No. 26809 (Dec. 30, 1997) (permitting retention of tax credit properties located in the states in which those systems operate as utilities); Alliant Energy Corporation, Holding Co. Act Release No. 27198 (July 10, 2000) (approved applicants' proposal to modify existing limitation on investments in limited partnerships investing in properties outside the service territory); Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (permitting retention of passive interests in funds holding national portfolios of tax-credit properties). See also Georgia Power Co., Holding Co. Act Release No. 26220 (Jan. 24, 1995) (authorizing investments by a public-utility subsidiary company in limited partnerships investing in low-income housing projects that qualify for low-income housing tax credit).

(14)     See citations at footnote 13.

(15)     See citations at footnote 13.

(16)     See citations at footnote 13.

(17)     See citations at footnote 13.


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
      10.   USA Institutional Tax Credit Fund VII, L.P.

            Ohio Edison owns an 8.11% limited partnership interest in USA Institutional Tax Credit Fund VII, L.P. ("USA ITCF"). USA ITCF is a low income housing tax credit limited partnership investing primarily in residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986; 8% of the investment activity is in California; 14% is in Illinois; 7% is in Maryland; 6% is in Massachusetts; 7% is in Michigan; 2% is in Mississippi; 14% is in New Jersey; 12% is in New York; 3% is in Puerto Rico; 1% is in Tennessee; 22% is in Texas; and 4% is in Virginia.(18)

      11.   Boston Financial Institutional Tax Credits III, a Limited
Partnership

            Ohio Edison owns a 5.38% limited partnership interest in Boston Financial Institutional Tax Credits III, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under
Section 42 of the Internal Revenue Code of 1986; 8% of the investment activity is in Ohio; 5% is in Alabama; 6% is in Arkansas; 8% is in California; 8% is in Connecticut; 19% is in Florida; 7% is in Kentucky; 6% is in Maryland; 4% is in Michigan; 2% is in Minnesota; 2% is in Mississippi; 2% is in New York; 1% is in North Carolina; 5% is in Oregon; 4% is in Pennsylvania; 2% is in Puerto Rico; 2% is in Utah; 6% is in Virginia; and 3% is in West Virginia.(19)

      12.   Boston Financial Institutional Tax Credits V, a Limited Partnership

            Ohio Edison owns a 3.24% limited partnership interest in Boston Financial Institutional Tax Credits V, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under
Section 42 of the Internal Revenue Code of 1986; 6% of the investment activity is in Ohio; 18% is in California; 33% is in Florida; 5% is in Illinois; 4% is in Nevada; 8% is in New Mexico; 7% is in Puerto Rico; 1% is in South Carolina; 7% is in Tennessee; and 11% is in Virginia.(20)

      13.   Boston Financial Institutional Tax Credits XVI, a Limited
Partnership

            Ohio Edison owns a 5.83% limited partnership interest in Boston Financial Institutional Tax Credits XVI, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under
Section 42 of the Internal Revenue Code of 1986; 29% of the investment activity is in California; 27% is in Florida; 2% is in Iowa; 5% is in Maryland; 6% is in Massachusetts; 1% is in Minnesota; 1% is in Missouri; 4% is in Nevada; 3% is in New York;


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(18)     See citations at footnote 13.

(19)     See citations at footnote 13.

(20)     See citations at footnote 13.


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
3% is in Pennsylvania; 2% is in Utah; 11% is in Virginia; 1% is in Washington; and 5% is in Wisconsin.(21)

      14.   Apollo Tax Credit Fund III, L.P.

            Ohio Edison owns a 33.33% limited partnership interest in Apollo Tax Credit Fund III, L.P. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986; 69% of the investment activity is in Ohio; 9% is in Iowa; 7% is in Kentucky; and 15% is in Wisconsin.(22)

      15.   Apollo Tax Credit Fund - IX, Limited Partnership

            Ohio Edison owns a 99.99% limited partnership interest in Apollo Tax Credit Fund - IX, Limited Partnership. The general partner is Apollo Housing II LLC which owns the remaining .01%. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986; 44% of the investment activity is in Ohio; 12% is in Indiana; 4% is in Iowa; 11% is in Kansas; 9% is in New York; 7% is in Virginia; and 13% is in Wisconsin.(23)

      16.   Boston Capital Corporate Tax Credit Fund IV, a Limited Partnership

            Ohio Edison owns a 2.95% limited partnership interest in Boston Capital Corporate Tax Credit Fund IV, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under
Section 42 of the Internal Revenue Code of 1986; 9% of the investment activity is in Arkansas; 3% is in California; 2% is in Colorado; 5% is in Delaware; 14% is in Florida; 7% is in Georgia; 7% is in Illinois; 5% is in Iowa; 4% is in Kansas; 6% is in Louisiana; 4% is in Maine; 3% is in Maryland; 11% is in Michigan; 2% is in Mississippi; 9% is in Missouri; 2% is in Nebraska; and 7% is in New York.(24)

      17.   Boston Capital Corporate Tax Credit Fund X, a Limited Partnership

            Ohio Edison owns a 10.93% limited partnership interest in Boston Capital Corporate Tax Credit Fund X, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under
Section 42 of the Internal Revenue Code of 1986; 2% of the investment activity is in Arkansas; 16% is in Georgia; 8% is in Indiana; 2% is in Maryland; 24%

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(21)     See citations at footnote 13.

(22)     See citations at footnote 13.

(23)     See citations at footnote 13.

(24)     See citations at footnote 13.


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
is in New York; 9% is in North Carolina; 16% is in Ohio; 3% is in Oklahoma; 7% is in Texas; 10% is in Virginia; and 3% is in West Virginia.(25)

      18.   Boston Capital Corporate Tax Credit Fund XIV, a Limited Partnership

            Ohio Edison owns a 20.00% limited partnership interest in Boston Capital Corporate Tax Credit Fund XIV, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under
Section 42 of the Internal Revenue Code of 1986; 1% of the investment activity is in Alabama; 2% is in Arkansas; 6% is in Florida; 7% is in Georgia; 6% is in Indiana; 3% is in Kansas; 5% is in Kentucky; 5% is in Louisiana; 8% is in Massachusetts; 11% is in Michigan; 1% is in Mississippi; 2% is in New Hampshire; 15% is in New Jersey; 3% is in Oklahoma; 7% is in Pennsylvania; 2% is in Tennessee; 7% is in Texas; 1% is in Vermont; 3% is in Virginia; and 5% is in West Virginia.(26)

      19.   Boston Capital Corporate Tax Credit Fund XVII, a Limited Partnership

            Ohio Edison owns a 10.00% limited partnership interest in Boston Capital Corporate Tax Credit Fund XVII, a Limited Partnership. This investment is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants as qualified under
Section 42 of the Internal Revenue Code of 1986; 23% of the investment activity is in California; 4% is in Maryland; 26% is in Michigan; 7% is in New Hampshire, 9% is in New Jersey; 7% is in Pennsylvania; 12% is in Texas; and 12% is in Virginia.(27)

      20.   Marion Senior Housing Limited Partnership

            FirstEnergy owns a 29.21% limited partnership interest in Marion Senior Housing Limited Partnership ("Marion"). Marion is a low income housing tax credit limited partnership investing in primarily residential real estate targeted for lower income occupants, as qualified under Section 42 of the Internal Revenue Code of 1986, in Ohio.(28)

      21.   Cranberry Square Associates, L.P.

            Penn Power owns a 50% limited partnership interest in Cranberry Square Associates, L.P. ("Cranberry Square"). Cranberry Square is a limited partnership with the purpose of acquiring, developing, constructing, owning, operating, improving, leasing or otherwise managing a strip shopping center containing approximately 215,000 square feet of rentable space and other incidental improvements on approximately 24 acres located in Cranberry Township, Butler County, Pennsylvania. Penn Power will divest its interest in Cranberry Square within three years subsequent to the date of any order in this matter.

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(25)     See citations at footnote 13.

(26)     See citations at footnote 13.

(27)     See citations at footnote 13.

(28)     See citations at footnote 13.


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
C.    TELECOMMUNICATIONS

      1.    Advanced Technologies Development Corp.

            Advanced Technologies Development Corp. ("Advanced Technologies") is a wholly owned subsidiary of FirstEnergy Ventures Corp. ("FirstEnergy Ventures"). Advanced Technologies owns fiber optic cables, communications towers and electronics for cell siting operations, as well as some proprietary software for telecommunications services. On October 20, 2000, Advanced Technologies applied for approval from the Federal Communications Commission ("FCC") as an "exempt telecommunications company" ("ETC"); ETC status is deemed effective as of the date of the filing.(29)

      2.    FirstEnergy Telecommunications Corp.

            FirstEnergy Telecommunications Corp. ("FirstEnergy Telecommunications") is a wholly owned subsidiary of FirstEnergy Ventures. FirstEnergy Telecommunications is a competitive telecommunications services provider offering services only in the regulated activities area. FirstEnergy Telecommunications applied to the Public Utilities Commission of Ohio (the "PUCO") on October 18, 2000, for approval to operate as a public utility within the definition of "utilities" in the State of Ohio. Approval from the PUCO and the FCC was received on December 24, 2000. On October 20, 2000, FirstEnergy Telecommunications applied for ETC approval from the FCC; ETC status is deemed effective as of the date of the filing.(30)

      3.    Fiber Venture Equity, Inc.

            Centerior Communications Holdings, Inc. ("Centerior
Communications") owns 100% of Fiber Venture Equity, Inc. ("Fiber Venture"). Fiber Venture owns a 6.5% interest in AFN, LLC ("AFN"). AFN applied for ETC approval on October 25, 2000; ETC status is deemed effective as of the date of the filing.(31)

      4.    FELHC, Inc.

            FELHC, Inc. ("FELHC") is a wholly owned subsidiary of FirstEnergy. FELHC serves as a licensee on all FCC radio licenses for the FirstEnergy Operating Companies (as defined in the U-1 Application/Declaration). An application was made by FELHC on January 18, 2001 for FCC approval as an ETC; ETC status is deemed effective as of the date of the filing.(32)


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(29)     See Section 34 of the Act.

(30)     See citation at footnote 28.

(31)     See citation at footnote 28.

(32)     See citation at footnote 28.

      5.    First Communications, LLC

            FirstEnergy owns a 28.28% interest in First Communications, LLC ("First Communications"), with options to acquire up to a 50% interest. First Communications provides telecommunications services utilizing a nationwide fiber optic network. First Communications offers a full plan of services including long distance, toll free services, advanced data solutions (including Digital Subscriber Line, private line service and network applications) and Personal Communications Service wireless. An application was made by First Communications to the FCC on November 29, 2000 for FCC approval as an ETC; ETC status is deemed effective as of the date of the filing.(33)

      6.    Pantellos Corporation

            FirstEnergy owns a 5.38% interest in Pantellos Corporation ("Pantellos"). Pantellos operates and manages an open, independent Internet e-marketplace for the purchase of goods and services between the energy industry and its suppliers. An application was made by Pantellos on June 1, 2000 for FCC approval as an ETC; ETC status is deemed effective as of the date of the filing.
(34)

      7.    AFN Finance Company No. 3, LLC

            AFN Finance Company No. 3, LLC ("AFN No. 3") is a wholly owned subsidiary of Fiber Venture. AFN No. 3 was created for the exclusive purpose of seeking financing for the provision of radio communications, telecommunications services and information services. An application was made by AFN No. 3 on July 25, 2001 for FCC approval as an ETC; ETC status is deemed effective as of the date of the filing.(35)

D.    EXEMPT WHOLESALE GENERATORS

      1.    FirstEnergy Generation Corp.

            FirstEnergy Generation Corp. ("GenCo") is a wholly owned subsidiary of FirstEnergy Solutions. GenCo operates fossil fuel plants and the Seneca pumped storage plant (most of which it leases from the FirstEnergy Operating Companies, pursuant to the reorganization described under "Corporate Separation Plan" in the U-1 Application/Declaration. GenCo is an EWG that sells all of its output at wholesale prices to FirstEnergy Solutions. GenCo was approved by FERC as an EWG on April 6, 2001. 95 FERC Paragraph 62,018 (2001).(36)

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(33)     See citation at footnote 28.

(34)     See citation at footnote 28.

(35)     See citation at footnote 28.

(36)     See Section 32 of the Act.


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
E.    ENERGY RELATED ACTIVITIES

      1.    FirstEnergy Solutions Corp.

            FirstEnergy Solutions is an unregulated wholly owned subsidiary of FirstEnergy. FirstEnergy Solutions is a natural gas and power marketer in both wholesale and retail markets. FirstEnergy Solutions has two wholly-owned subsidiaries, Penn Power Energy and GenCo. A filing was made with the FERC and approval received on or about December 15, 2000 to merge FirstEnergy's wholesale trading function done through FirstEnergy Trading Services, Inc. ("FirstEnergy Trading") into FirstEnergy Solutions. The merger of FirstEnergy Trading and FirstEnergy Solutions was consummated on December 31, 2000.(37)

      2.    FirstEnergy Fuel Marketing Company

            FirstEnergy Fuel Marketing Company ("FirstEnergy Fuel Marketing") is a wholly owned subsidiary of FirstEnergy Ventures. FirstEnergy Marketing provides products and services to electricity generators and industrial fuel suppliers, including logistics services, contract administration, inventory management and fuel blending.(38)

      3.    Utility.com, Inc.

            FirstEnergy owns a 5.0% interest in Utility.com, Inc. ("Utility.com"), represented by 192,308 shares owned and warrants for 23,077 shares of Series E preferred stock. Utility.com is currently registered to provide electricity in 10 states. Utility.com sells electricity to customers using the same lines and poles that are in place now with no interruption in service, but seeks to provide customers with savings over their existing electricity provider.(39)

      4.    Penn Power Energy, Inc.

            Penn Power Energy, Inc. ("Penn Power Energy") is a wholly owned subsidiary of FirstEnergy Solutions. Penn Power Energy is an energy marketing company which provides service to Pennsylvania customers under Pennsylvania's Electric Choice Program. Penn Power Energy is a licensed electric supplier providing retail electricity service in Pennsylvania.(40)

      5.    Centerior Energy Services, Inc. (d/b/a "The E Group")

            Centerior Energy Services, Inc. ("Centerior Energy Services") is a wholly owned subsidiary of FirstEnergy Ventures. Centerior Energy Services provides various consulting


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(37)     Rule 58(b)(1)(v) (activities involving the "brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels").

(38)     See citation at footnote 36.

(39)     See citation at footnote 36.

(40)     See citation at footnote 36.


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
services related to energy management and procurement under the registered trade name "The E Group."(41)

      6.    OES Fuel, Incorporated

            OES Fuel, Incorporated ("OES Fuel") is a wholly owned subsidiary of Ohio Edison. OES Fuel finances and manages fuel inventories for Ohio Edison and Penn Power.(42)

      7.    Bay Shore Power Company

            Bay Shore Power Company ("Bay Shore") is a wholly owned subsidiary of FirstEnergy Ventures. Bay Shore is undergoing start-up operations and will own and operate a petroleum coke disposal facility that will supply steam for GenCo for Bay Shore's turbines as fuel for the operation of the Bay Shore Power Plant and to BP Amoco Corporation.(43)

      8.    Ancoma, Inc.

            Ancoma, Inc. ("Ancoma") is a wholly owned subsidiary of FirstEnergy Facilities. Ancoma provides HVAC equipment installation and service, process piping, plumbing, fire protection, refrigeration and energy management systems to the Rochester, New York area.(44)

      9.    Colonial Mechanical Corporation

            Colonial Mechanical Corporation ("Colonial Mechanical") is a wholly owned subsidiary of FirstEnergy Facilities. Colonial Mechanical provides HVAC equipment installation and service, sheet metal fabrication, plumbing installation and service, process piping and electrical and pre-construction services to the Richmond, Virginia area.(45)

      10.   Webb Technologies, Inc.

            Webb Technologies, Inc. ("Webb Technologies") is a wholly owned subsidiary of FirstEnergy Facilities. Webb Technologies provides installation and service of low-temperature refrigeration systems and HVAC equipment installation and service in the greater Norfolk, Virginia area.(46)


----------
(41)     Rule 58(b)(1)(i) ("energy management services").

(42)     See citation at footnote 40.

(43) Rule 58(b)(1)(vi) ("production, conversion, sale and distribution of thermal energy products such as process steam").

(44) Rule 58(b)(l)(vii) ("sale of technical, operational, management, and other similar kinds of services and expertise..."). See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000); Progress Energy, Holding Co. Act Release No. 27297 (Dec. 12, 2000); Cinergy Corp., Holding Co. Act Release No. 27393 (May 4, 2001).

(45)     See citation at footnote 43.

(46)     See citation at footnote 43.

      11.   Dunbar Mechanical Inc.

            Dunbar Mechanical Inc. ("Dunbar Mechanical") is a wholly owned subsidiary of FirstEnergy Facilities. Dunbar Mechanical provides HVAC equipment and plumbing installation and service, process and utility piping, equipment moving, rigging and setting, material handling, equipment installation and mechanical system maintenance to the greater Toledo, Ohio market.(47)

      12.   Edwards Electrical & Mechanical, Inc.

            Edwards Electrical & Mechanical, Inc. ("Edwards E&M") is a wholly owned subsidiary of FirstEnergy Facilities. Edwards E&M provides HVAC equipment installation and service, refrigeration, electrical service, sheet metal fabrication, process piping, automation controls, plumbing and certified welding to customers in Indianapolis, Indiana and the surrounding areas.(48)

      13.   Elliott-Lewis Corporation

            Elliott-Lewis Corporation ("Elliot-Lewis") is a wholly owned subsidiary of FirstEnergy Facilities. Elliott Lewis provides HVAC equipment installation and service, energy management, facilities management and plumbing services to the greater Philadelphia, Pennsylvania markets. In addition, Elliot-Lewis owns all of the issued and outstanding shares of the following companies providing such services: A.A. Duckett, Inc. ("Duckett"), Sautter Crane Rental, Inc. ("Sautter Crane") and E-L Enterprises, Inc. ("E-L Enterprises").(49)

      14.   L. H. Cranston and Sons, Inc.

            L. H. Cranston and Sons, Inc. ("Cranston and Sons") is a wholly owned subsidiary of FirstEnergy Facilities. Cranston and Sons installs and maintains HVAC equipment and electrical, plumbing and refrigeration systems in the Timonium, Maryland area.(50)

      15.   Roth Bros., Inc.

            Roth Bros., Inc. ("Roth Bros.") is a wholly owned subsidiary of FirstEnergy Facilities. Roth Bros. provides HVAC equipment installation and service, building automation control systems and monitoring services, roofing installation and maintenance, sheet metal and industrial metal fabrication and lighting retrofits in the Youngstown, Ohio area.(51)


----------
(47)     See citation at footnote 43.

(48)     See citation at footnote 43.

(49)     See citation at footnote 43.

(50)     See citation at footnote 43.

(51)     See citation at footnote 43.

      16.   The Hattenbach Company

            The Hattenbach Company ("Hattenbach") is a wholly owned subsidiary of FirstEnergy Facilities. Hattenback provides refrigeration sales and service to commercial entities in the Cleveland, Ohio market.(52)

      17.   R. P. C. Mechanical, Inc.

            R. P. C. Mechanical, Inc. ("R. P. C. Mechanical") is a wholly owned subsidiary of FirstEnergy Facilities. R. P. C. Mechanical provides HVAC equipment installation and service, process piping and energy management and control systems in the greater Cincinnati, Ohio area.(53)

      18.   Spectrum Controls Systems

            Spectrum Controls Systems, Inc. ("Spectrum") is a wholly owned subsidiary of FirstEnergy Facilities. Spectrum provides installation and service of HVAC control systems to customers in the Cincinnati, Ohio area.(54)

      19.   FirstEnergy Nuclear Operating Company

            FirstEnergy Nuclear Operating Company ("FENOC") is a wholly owned subsidiary of FirstEnergy. FENOC is not an electric utility within the meaning of the 1935 Act.(55) FENOC operates the Davis-Besse Nuclear Power Station, the Perry Nuclear Power Plant and the Beaver Valley Nuclear Power Station (collectively, the "Power Stations") under the supervision and direction of the owners of those facilities.(56)


----------
(52)     See citation at footnote 43.

(53)     See citation at footnote 43.

(54)     See citation at footnote 43.

(55) FENOC is not an electric public utility company within the meaning of the 1935 Act. Section 2(a)(3) of the Act defines an "electric utility company" as "any company which owns or operates facilities used for the generation, transmission, or distribution of electricity for sale...."
         The core principles for interpreting the meaning of the term "operates" were articulated by the Staff in 1982 in Ebasco Services, Incorporated, SEC No-Action Letter (Sept. 16, 1982), and FENOC meets the three-part Ebasco test. First, FENOC has no ownership or investment interest in the Power Stations (as defined herein). Second, FENOC does not have full operational responsibility for the Power Stations, but rather performs operating services in accordance with the three unit operating agreements between the Power Station owners and FENOC (the "Agreements"). FENOC has no responsibilities or operating discretion with respect to the Power Stations except as granted to FENOC under the Agreements. Third, no fees are paid to FENOC under the Agreements based on revenues or income the Power Stations receive from generating or distributing electricity. A cost-based allocation method is used to charge the Power Station owners for the services provided under the Agreements. FENOC's role in the operation and maintenance of the Power Stations is similar in all relevant respects to the arrangements described in the line of Ebasco no-action letters, and, therefore, FENOC is not an electric public utility company within the meaning of the 1935 Act.

(56) See, e.g., New Century Energies, Inc., Holding Co. Act Release No. 27212 (Aug. 16, 2000) (Northern States Power Company's non-utility subsidiaries included Nuclear Management Company, which provides "services to

      20.   Warrenton River Terminal, Ltd.

            Warrenton River Terminal, Ltd. ("Warrenton River") is a wholly owned subsidiary of FirstEnergy Ventures. Warrenton River owns facilities for the transloading of bulk materials on the Ohio River - primarily coal. The coal unloaded at Warrenton River is in part used by the FirstEnergy Operating Companies at various generation facilities, but not all transloaded materials handled at Warrenton River are for the use and benefit of FirstEnergy or any of the FirstEnergy Subsidiaries.(57)

      21.   FirstEnergy Engineering, Incorporated

            Ohio Edison holds a 49% interest FirstEnergy Engineering, Incorporated ("FirstEnergy Engineering"), which provides engineering services at cost as a subcontractor on construction projects undertaken by the FirstEnergy Subsidiaries (as defined in the U-1 Application/Declaration). The engineering services provided include, but are not limited to, mechanical, HVAC, electrical, and civil engineering applications. Substantially all of the services are provided to FirstEnergy's subsidiaries in support of FirstEnergy Solutions, GenCo and FENOC; the remainder are provided to various third parties.(58)

      22.   Engineered Processes, Ltd.

            FirstEnergy Ventures has a 50% interest in Engineered Processes, Ltd. ("Engineered Processes"). Engineered Processes holds the patent on beta plaster, which is primarily used in wallboard applications. Beta plaster is manufactured using the by-products of coal-fired generating facilities to create wallboard material. FirstEnergy has a 20-year royalty agreement with Engineered Processes.(59)

      23.   Eastroc Technologies, LLC

            FirstEnergy Ventures has a 50% interest in Eastroc Technologies, LLC ("Eastroc Technologies"). Eastroc Technologies holds the patent for alpha plaster, which is typically used in plaster of paris applications. Alpha plaster is manufactured using the by-products of coal-fired generation facilities to create plaster of paris materials.(60)


----------
         the nuclear operations of its members," and NSP Nuclear Corporation, formed to hold NSP's interest in Nuclear Management Company).

(57) Rule 58(b)(1)(ix) ("ownership, operation and servicing of fuel procurement, transportation, handling and storage facilities"). There is no requirement in Rule 58 that services must primarily be provided to affiliated utilities. See Holding Co. Act Release No. 26313 (June 20, 1995) (In this release proposing Rule 58 the Commission stated:
         "The Commission believes it is unnecessary to restrict the extent to which an energy-related company or gas-related company may serve nonassociate companies.").

(58)     See citation at footnote 43.

(59) Rule 58(b)(1)(x) ("development and commercialization of technologies or processes that utilize coal waste by products as an integral component of such technology or process").

(60)     See citation at footnote 58.

         24.      MARBEL Energy Corporation

                  MARBEL Energy Corporation ("MARBEL") is a wholly owned subsidiary of FirstEnergy. MARBEL is the parent company of a natural gas pipeline company, Northeast Ohio National Gas Corp., and a holding company, Marbel Holdco Inc. ("Marbel Holdco"). In addition, MARBEL is the contracting party to two large gas supply agreements.(61)

         25.      Great Lakes Energy Partners, LLC

                  Marbel Holdco owns a 50% interest in Great Lakes Energy Partners, LLC ("Great Lakes". Great Lakes is an oil and gas exploration and production company in a joint venture with Range Resources Corporation and holds a majority of its assets in the Appalachian Basin, including more than 7,700 oil and natural gas wells, drilling rights on nearly one million acres, proven resources of 450 billion cubic feet equivalent of natural gas and oil, and 5,000 miles of pipeline. Great Lakes also owns intrastate gas pipelines and a small interstate pipeline between Ohio and West Virginia.(62)

         26.      PowerSpan Corp.

                  FirstEnergy owns an 18.63% interest in PowerSpan Corp. ("PowerSpan") - formerly Zero Emissions Technology, Inc. - on an as-converted, fully diluted basis.(63) PowerSpan utilizes advanced technology to reduce emissions of NO(x), SO(2) and particulate matter from utility generation facilities. PowerSpan's technologies are applied in coal, oil and gas-fired power generation facilities. The products reduce particulate emissions for a low cost and can provide a return on investment for the entity using the products.(64)

         27.      A.A. Duckett, Inc.

                  Duckett is a wholly owned subsidiary of Elliot-Lewis. Duckett provides commercial HVAC installation and ancillary services to third parties and affiliated companies in the New Jersey area.(65)

         28.      Sautter Crane Rental, Inc.

                  Sautter Crane is a wholly owned subsidiary of Elliot-Lewis which provides crane rental service to affiliated companies and third parties, including other utilities and mechanical


(61)   See, e.g., CP&L Energy, Inc., Holding Co. Act Release No. 27284 (Nov. 27,
       2000) (North Carolina Natural Gas Corporation had nonutility subsidiaries investing in an intrastate pipeline in North Carolina).
(62)   See citation at footnote 60.
(63) FirstEnergy owns 2,000,000 shares of Series B Convertible Preferred Stock. FirstEnergy also has 100,000 warrants to acquire common stock at $4.74 per share and 150,000 warrants to acquire common stock at $7.50 per share.
(64) Rule 58(b)(1)(ii) ("development and commercialization of electrotechnologies related to energy conservation, storage and conversion, energy efficiency, waste treatment, greenhouse gas reduction and similar innovations").
(65)   See citation at footnote 43.

contractors.(66) Sautter Crane has annual gross revenues of approximately $3,000,000. 12% or approximately $360,000 of Sautter Crane's annual gross revenues result from services provided to affiliated companies (such as Elliot-Lewis and other FEFSG companies) and 88% or approximately $2,640,000 from services provided to unaffiliated companies. PECO Energy Company is Sautter Crane's biggest customer. Other large utility customers are Delmarva Power & Light Company and Conectiv, Inc.

         29.      Modern Air Conditioning, Inc.

                  Modern Air Conditioning, Inc. ("Modern AC") is a wholly owned subsidiary of E-L Enterprises and provides HVAC equipment installation and service, energy management, facilities management and plumbing services.(67)

         30.      Airdex Air Conditioning Corporation

                  Airdex Air Conditioning Corporation ("Airdex AC") is a wholly owned subsidiary of Modern AC and provides HVAC equipment installation and service, energy management, facilities management and plumbing services.(68)

         31.      R.L. Anderson, Inc.

                  R.L. Anderson, Inc. ("R.L. Anderson") is a wholly owned subsidiary of E-L Enterprises and provides HVAC equipment installation and service, energy management, facilities management and plumbing services.(69)

         32.      Nth Power Technologies II, LLC

                  FirstEnergy owns an 8.2% membership interest in Nth Power Technologies II, LLC ("Nth Power"), a venture capital fund. Nth Power invests in the energy industry with a focus on emerging technologies in the global energy industry. Nth Power was initially capitalized at $10,000,000. FirstEnergy's commitment for the fund is approximately $1,250,000.(70)

         33. Kinetic Ventures I, LLC (formerly Utility Competitive Advantage Fund I, LLC)

                  FirstEnergy owns an 11.10% membership interest in Kinetic Ventures I, LLC ("KVI"), a venture capital fund. KVI's focus is on early stage companies involved in energy related fields and technology as well as communications technologies. KVI was initially


(66)    See citation at footnote 43.
(67)    See citation at footnote 43.
(68)    See citation at footnote 43.
(69)    See citation at footnote 43.
(70)    See citation at footnote 63.

capitalized at $90,000,000; FirstEnergy's commitment for the fund is approximately $10,000,000.(71)

         34. Kinetic Ventures II, LLC (formerly Utility Competitive Advantage Fund II, LLC)

                  FirstEnergy owns a 17.63% membership interest in Kinetic Ventures II, LLC ("KVII"), a venture capital fund. KVII's focus is on energy related fields and energy related technology in early stage companies involved in energy related fields and technology as well as communications technologies. KVII was initially capitalized at $95,000,000; FirstEnergy's commitment is approximately $15,000,000.(72)

         35.      Envirotech Investment Fund I, L.P.

                  FirstEnergy owns a 6.36% partnership interest in Envirotech Investment Fund I, L.P. ("Envirotech"). Envirotech is a venture capital fund that invests assets in energy-related technologies relating to environmental issues. Envirotech was initially capitalized at $32,000,000, of which FirstEnergy's commitment is approximately $2,000,000.(73)

         36.      Automated Power Exchange, Inc.

                  FirstEnergy owns a 1.16% interest in Automated Power Exchange, Inc. ("APX"), represented by 1,000,000 shares of Series B-2 Preferred Stock and 218,975 shares of Series C Preferred Stock held through KVI. APX develops, owns and operates integrated low cost efficient internet-based electronic power exchanges and automated clearinghouses for the electric power industry.(74)

         37.      Active Power, Inc.

                  FirstEnergy owns less than one hundredth of a percent interest
- 0.006% - in Active Power, Inc. ("Active Power"), represented by 92,378 shares of common stock of 39 million shares outstanding.(75) This investment represented a distribution by Envirotech. Active Power is a developer of flywheel energy storage system for use in uninterruptible power supply and other power quality applications.(76)


(71)   See citation at footnote 63.
(72)   See citation at footnote 63.
(73) Interests held in Envirotech have been approved by the Commission. See, e.g., General Public Utilities Corporation, Holding Co. Act Release No. 26230 (Feb. 8, 1995) (order issued requiring that certificate be filed annually within 180 days of the end of each calendar year containing, among other things, a description of each of Envirotech's portfolio company investments, the costs incurred by Envirotech for such investments and their current valuation).
(74)   See citation at footnote 36.
(75)   The market value of this stock, as of June 30, 2001, was $1,540,865.
(76)   See citation at footnote 63.

         38. The Alliance Participants Administrative and Startup Activities Company, LLC

                  FirstEnergy owns a 10% interest in The Alliance Participants Administrative and Startup Activities Company, LLC ("BridgeCo"). BridgeCo is an entity created to coordinate the start-up activities of the Alliance Regional Transmission Organization until that company begins operations, anticipated to be late 2001, when BridgeCo will be dissolved.(77)

F.       NON-UTILITY HOLDING COMPANIES

         1.       FirstEnergy Facilities Services Group, LLC

                  FirstEnergy Facilities is a wholly owned subsidiary of FirstEnergy. FirstEnergy Facilities acts as the parent company for 11 direct subsidiaries engaged in mechanical contracting, facilities management and energy management services: (i) Ancoma; (ii) Colonial Mechanical; (iii) Webb Technologies; (iv) Dunbar Mechanical; (v) Edwards E&M; (vi) Elliott-Lewis; (vii) Cranston and Sons; (viii) Roth Bros.; (ix) Hattenbach; (x) R.P.C. Mechanical; and (xi) Spectrum. FirstEnergy Facilities is retainable because of all of its subsidiaries are, as set forth herein, engaged in retainable non-utility businesses.

         2.       FirstEnergy Ventures Corp.

                  FirstEnergy Ventures is a wholly owned subsidiary of FirstEnergy. FirstEnergy Ventures owns equity investments in certain unregulated enterprises and business ventures, and has eight wholly-owned subsidiaries: (i) Centerior Power Enterprises, Inc. ("Centerior Power"); (ii) Centerior Energy Services; (iii) Advanced Technologies; (iv) Centerior Communications; (v) Bay Shore; (vi) FirstEnergy Fuel Marketing; (vii) FirstEnergy Telecommunications; and (viii) Warrenton River. FirstEnergy Ventures is a non-utility holding company that is retainable because of all of its subsidiaries are, as set forth herein, engaged in retainable non-utility businesses. FirstEnergy Ventures is part owner of two other companies: Eastroc Technologies and Engineered Processes.

         3.       FE Acquisition Corp.

                  FE Acquisition Corp. ("FE Acquisition") is a wholly owned subsidiary of FirstEnergy. FE Acquisition holds all of the outstanding shares in Mid-Atlantic Energy Development Co. ("Mid-Atlantic"), an inactive holding company.

         4.       Marbel Holdco, Inc.

                  Marbel Holdco is a wholly owned subsidiary of MARBEL. It holds FirstEnergy's 50% ownership in Great Lakes. Marbel Holdco is a non-utility holding company that is retainable because its investments are in retainable non-utility businesses.


(77)   See citation at footnote 43.

         5.       OES Ventures, Incorporated

                  OES Ventures is a wholly owned subsidiary of Ohio Edison. It holds PNBV. OES Ventures is a non-utility holding company that is retainable because its investments are in retainable non-utility businesses.

         6.       Centerior Communications Holdings, Inc.

                  Centerior Communications is a wholly owned subsidiary of FirstEnergy Ventures. Centerior Communications was granted ETC status by the FCC in July 1997. Centerior Communications holds an interest in Fiber Venture. Centerior Communications is a non-utility holding company that is retainable because its investments are in retainable non-utility businesses.

         7.       E-L Enterprises, Inc.

                  E-L Enterprises is a wholly owned subsidiary of Elliot-Lewis. E-L Enterprises holds all of the issued and outstanding stock of Modern AC and R.L. Anderson and, indirectly, Airdex AC. E-L Enterprises is a non-utility holding company that is retainable because its investments are in retainable non-utility businesses.

G.       INACTIVE NON-UTILITY SUBSIDIARIES

         1.       Centerior Service Company

                  Centerior Service Company is a direct inactive subsidiary of FirstEnergy.

         2.       FE Holdings, L.L.C.

                  FE Holdings, L.L.C. is a direct inactive subsidiary of FirstEnergy.

         3.       Ohio Edison Financing Trust II

                  Ohio Edison Financing Trust II is a direct inactive subsidiary of Ohio Edison.

         4.       Centerior Indemnity Trust

                  Centerior Indemnity Trust ("CIT") is a wholly owned subsidiary of FirstEnergy. CIT is the remnant of an executive compensation program that required the creation of a trust if the rating on Centerior Energy Corporation dropped below investment grade. That event did occur, and the trust was funded using short term debt instruments, but it is expected that the trust will cease to exist between December 2001 and June 2002.(78)


(78)    See citations at footnote 1.

         5.       CID Ohio Equity Capital, Limited Partnership Fund IV

                  Ohio Edison owns a 10% limited partnership interest in CID Ohio Equity Capital, Limited Partnership Fund IV ("CID"), and FirstEnergy Properties owns a 5% interest in CID. CID was initiated in 1994 to invest in a portfolio of private equity and equity-related securities of start-up and early-stage growth companies operating principally in Ohio. The partnership, which currently has three remaining portfolio companies, is winding down and is scheduled to dissolve in March 2004.(79)

         6.       Centerior Power Enterprises, Inc.

                  Centerior Power is a wholly owned subsidiary of FirstEnergy Ventures. Centerior Power is to be dissolved upon the planned cancellation of a contract, which required Centerior Power, together with CPICOR Management LLC (a non-affiliate), to implement the Department of Energy clean coal project.

         7.       Mid-Atlantic Energy Development Co.

                  FE Acquisition holds all of the outstanding shares of Mid-Atlantic. Mid-Atlantic is an inactive subsidiary of FE Acquisition. Mid-Atlantic owned three 130 MW gas-fired peaking turbines at Richland, Ohio. Mid-Atlantic sold those turbines to GenCo effective January 1, 2001, prior to their going into service.

         8.       Cleveland Electric Financing Trust I

                  Cleveland Electric Financing Trust I ("CEI Financing Trust I") is a wholly owned subsidiary of Cleveland Electric, which was formed to issue and sell up to $245 million liquidation amount of its preferred trust securities, the proceeds of which will be used, along with the proceeds of the concurrent issuance to Cleveland Electric of up to $7.6 million liquidation amount of CEI Financing Trust I's common trust securities, to purchase subordinated debentures of Cleveland Electric having an interest rate identical to the coupon on the preferred securities. CEI Financing Trust I's sole purpose will be to hold the Cleveland Electric subordinated debentures and to use the debt service thereon to pay distributions on its preferred trust securities. Although CEI Financing Trust I and Cleveland Electric jointly filed a Registration Statement on Form S-2 with the Commission on July 9, 2001, as amended on September 21, 2001, to register the preferred securities, the timing of the issuance and sale of the preferred trust securities is subject to, among other things, the Commission's review, if any, of the Form S-2 and general market conditions, and, therefore, is uncertain. Other than such registration and other ministerial activities in preparation for the offering of its preferred trust securities, CEI Financing Trust I is not currently engaged in any activities.

         9.       FirstEnergy Service Company


(79)   See citations at footnote 11.

                  FirstEnergy Service Company is a wholly owned subsidiary of FirstEnergy, which will act as a new service company for the FirstEnergy system following the Merger.

H.       DE MINIMIS OR PASSIVE FINANCIAL INVESTMENTS

         1.       Corvis Corporation

FirstEnergy owns less than one hundredth of a percentage interest - 0.007% - in Corvis Corporation ("Corvis") represented by 535,761 shares of common stock out of 94,311,463 authorized shares as of March 1, 2001.(80) This investment represented a distribution by KVI. Corvis is a developer of new technology for transmitting signals across fiber optic cables for optical switching equipment. FirstEnergy plans to sell this interest within three years of the date of the order in this proceeding.

         2.       Cisco Systems Inc.

                  FirstEnergy owns less than one hundredth of a percent interest -- 0.002% -- in Cisco Systems, Inc. ("Cisco"), represented by 13,451 shares of common stock out of 7,041,991,896 outstanding shares as of March 1, 2001.(81) This investment represents a distribution by KVI. Cisco is a world leader in networking solutions for the Internet providing end-to-end networking solutions to customers used to build a unified information infrastructure of their own or to connect to someone else's network.(82)

         3.       S1 Corporation

                  FirstEnergy owns less than one hundredth of a percent interest -- 0.004% -- in S1 Corporation ("S1"), represented by 23,094 shares of common stock out of 56.14 million shares outstanding as of March 1, 2001.(83) This investment represented a distribution by KVI. S1 is a provider of eFinance solutions services centered on the banking, brokerage and insurance industries. S1 enables financial service providers to create a complete enterprise eFinance experience through all markets, delivery channels and lines of business.(84)

         4.       Smarthouse, Inc.

                  Cleveland Electric owns 860 shares of common stock in Smarthouse, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(85)


(80)   The market value of this stock, as of June 30, 2001, was $2,351,991.
(81)   The market value of this stock, as of June 30, 2001, was $244,808.
(82) FirstEnergy plans to liquidate this investment within three years of the date of the order in this proceeding.
(83)   The market value of this stock, as of June 30, 2001, was $323,316.
(84) FirstEnergy plans to liquidate this investment within three years of the date of the order in this proceeding.
(85) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes

         5.       Silas Creek Retail, Inc.

                  Ohio Edison owns 104 shares of common stock in Silas Creek Retail, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(86)

         6.       Smith International, Inc.

                  Ohio Edison owns 17 warrants to acquire 17 shares of common stock in Smith International, Inc. ("Smith"). Smith makes premium drill bits, drilling fluids, and related products and offers drilling related services. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(87)

         7.       Steel City Products, Inc.

                  FirstEnergy owns a 0.001% interest in Steel City Products, Inc., represented by 27 shares of common stock out of 3,238,061 outstanding shares in 2000. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(88)

         8.       Madisons of Columbus, Inc.

                  Cleveland Electric owns 41 shares of common stock in Madisons of Columbus, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and

-------------
     marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(86) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(87) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(88) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. Rule 40(a)(3).

therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(89)

         9.       The Mason And Dixon Lines, Inc.

                  Cleveland Electric owns 640 shares of Class B Preferred Stock of The Mason And Dixon Lines, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares will be surrendered for $640.00 in 2006. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership.(90)

         10.      Luckey Farmers, Inc.

                  Toledo Edison owns 74 shares of Class C Preferred Stock of Luckey Farmers, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(91)

         11.      The Lionel Corp.

                  Toledo Edison owns 72 shares of common stock in The Lionel Corp. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(92)


(89) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(90) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(91) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(92) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

         12.      Jewel Recovery L.P. (d/b/a Zales Corp.)

                  Ohio Edison owns 26.44 non-transferable limited partnership units in Jewel Recovery L.P. (d/b/a Zales Corp.) which represents less than 0.001%. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and this interest is worthless. There is no market for the interest held, and the interest is non-transferable.(93)

         13.      Hermans Sporting Goods, Inc.

                  Ohio Edison owns 51 shares, Cleveland Electric owns 460 shares and Toledo Edison owns 69 shares of common stock in Hermans Sporting Goods, Inc., out of 5,285,000 outstanding shares, which represents less than one hundredth of a percent interest -- 0.001%. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt and the shares are worthless. There is no market for the stock.(94)

         14.      Homeplace of America, Inc.

                  Cleveland Electric owns 5,312 shares, Ohio Edison owns 623 shares and Penn Power owns 610 shares of common stock in Homeplace of America, Inc., out of 45,000,000 outstanding shares, which represents less than one hundredth of a percent interest -- 0.001%. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. The stock has no value at the present time. There is no market for the stock.(95)

         15.      House of Fabrics, Inc.

                  Toledo Edison owns 356 shares of common stock in House of Fabrics, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(96)


(93) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. Rule 40(a)(3).

(94) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. Rule 40(a)(3).

(95) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. Rule 40(a)(3).

(96) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

         16.      Federals, Inc.

                  FirstEnergy owns 920 shares of common stock in Federals, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(97)

         17.      Country Spring Farms Co-Op, Inc.

                  Toledo Edison has a Memoranda of Capital Credit in Country Spring Farmers Co-Op, Inc. in the amount of $174.00. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the interest is worthless. There is no market for the interest held by FirstEnergy.(98)

         18.      Cook United, Inc.

                  Toledo Edison owns 16,373 shares of common stock in Cook United, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(99)

         19.      County Seat Stores, Inc.

                  Toledo Edison owns 58 shares, Cleveland Electric owns 1,102 shares and Ohio Edison owns 793 shares of common stock in County Seat Stores, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. There is no market for these shares.(100)


(97) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(98) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(99) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.
(100) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

         20.      Busy Beavers Building Centers, Inc.

                  Ohio Edison owns 102 shares of common stock in Busy Beavers Building Centers, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(101)

         21.      Bulk Materials, Inc.

                  Cleveland Electric owns 38 shares, Toledo Edison owns 20 shares and Ohio Edison owns 10 shares of cumulative preferred stock in Bulk Materials, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcies. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(102)

         22.      Best Products Co., Inc.

                  FirstEnergy owns 1,699 shares of common stock in Best Products Co., Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. The stock has a present value of $0.17. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(103)

         23.      Value Merchants Inc.

                  FirstEnergy owns 176 shares of common stock in Value Merchants Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. The stock has a present value of $0.01. FirstEnergy does not


(101) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(102) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(103) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(104)

         24.      COLOROCS Corp.

                  FirstEnergy owns 25 shares of common stock in COLOROCS Corp. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. The stock has no value at present. FirstEnergy does not have a record of the total number of outstanding shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(105)

         25.      Republic Technologies International, Inc.

                  FirstEnergy owns 30,000 shares of Series C Convertible Preferred Stock (the "Series C Shares") in Republic Technologies International, Inc. ("Republic"). These shares are convertible at FirstEnergy's discretion. The Series C Shares would be converted to 429,478 shares of Common Stock representing a 5.3% equity ownership in Republic. At the present time, FirstEnergy has no intention to convert the shares to common stock. Republic is a large steel manufacturer combining the resources and expertise of Canadian Drawn Republic Steel Company, Inc., Bliss & Laughlin Steel, Republic Engineered Steels, Bar Technologies, and USS/KOBE. FirstEnergy's interest in Republic arises from FirstEnergy's subscription to purchase shares in Bar Technologies, Inc. ("Bar Tech"), a Delaware corporation renamed "Republic Technologies International, Inc." FirstEnergy's purchase of that stock, along with the investments of others, was used to finance certain debt of Bar Tech concerning a restructuring of Bar Tech.(106) Republic, BarTech and the above mentioned affiliated companies filed a consolidated Chapter 11 bankruptcy petition on April 2, 2001 in the Northern District of Ohio. Such case is pending and FirstEnergy's interest in the Series C Shares is uncertain at this time. At the present time, First Energy has no intention of converting its ownership interest into common stock assuming such action is permitted under the bankruptcy code.

         26.      United Merchants and Manufacturers, Inc.

                  Ohio Edison owns 39 shares of common stock and 2 shares of Series 1 preferred stock in United Merchants and Manufacturers, Inc. This investment was obtained when this


(104) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(105) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(106) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This Company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(107)

         27.      Edison Brothers Stores, Inc.

                  Ohio Edison owns 69 shares of common stock in Edison Brothers Stores, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This Company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(108)

         28.      EBS Pension, L.L.C.

                  Ohio Edison owns 71 units in EBS Pension, L.L.C. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This Company is bankrupt, and the interests are worthless. There is no market for the interests.(109)

         29.      EBS Building, L.L.C.

                  Ohio Edison owns 71 units in EBS Building, L.L.C. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This Company is bankrupt, and the interests are worthless. There is no market for the interests.(110)

         30.      EBS Litigation, L.L.C.

                  Ohio Edison owns 69 units in EBS Litigation, L.L.C. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to


(107) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(108) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(109) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(110) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

bankruptcy. This Company is bankrupt, and the interests are worthless. There is no market for the interests.(111)

         31.      EnviroSource, Inc.

                  Ohio Edison owns 66 shares of non-assignable Class B preferred stock in EnviroSource, Inc. This investment was obtained when this customer issued stock in lieu of payment for services rendered pursuant to bankruptcy. This Company is bankrupt, and the shares are worthless. FirstEnergy does not have a record of the total number of shares and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(112)

         32.      Oakhurst Capital, Inc.

                  Ohio Edison owns 27 shares of common stock of Oakhurst Capital, Inc. ("Oakhurst"), which was a creditor of Heck's Inc. ("Heck's"). This investment was obtained when Heck's completed its bankruptcy in 1989. Oakhurst is also bankrupt, and the shares in Oakhurst are worthless. FirstEnergy does not have a record of the total number of shares of Oakhurst stock and therefore is unable to give an accurate percentage of ownership. There is no market for the stock.(113)


(111) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(112) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.

(113) In light of the fact that there is no market for this investment, FirstEnergy has no readily available outlet to dispose of it at this time. FirstEnergy plans to dispose of the investment when, and if, the investment becomes marketable. In any event, FirstEnergy will divest the investment within three years of the date of the order in this proceeding.